EXHIBIT 10.2

                AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement (this "Amendment") is made by and between Continental Airlines, Inc., a Delaware corporation ("Company"), and Gregory D. Brenneman ("Executive").

                           WITNESSETH:

     WHEREAS, Company and Executive are parties to that certain
Amended and Restated Employment Agreement dated as of November 15, 1995, as amended by Amendment to Employment Agreement dated as of April 19, 1996 (the "Existing Agreement"); and

     WHEREAS, the Human Resources Committee of the Board of
Directors of the Company, on September 30, 1996, authorized the execution and delivery on behalf of the Company of this Amendment; and

     WHEREAS, Company and Executive desire to amend the Existing
Agreement as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:

1. The first sentence of Paragraph 1.2 of the Existing Agreement is hereby amended to read in its entirety as follows:

     "From and after September 30, 1996, Company shall employ
     Executive in the position of President and Chief Operating
     Officer of Company, or in such other position or positions as the parties may mutually agree."

2. A new sentence is hereby added as the last sentence of Paragraph 1.3 of the Existing Agreement as follows:

     "Company shall, during the term of this Agreement, disclose or entrust trade secrets or confidential information to Executive, shall provide Executive the opportunity to develop business good will, or shall disclose or entrust business opportunities to Executive."

3. Paragraph 4.7(iv) of the Existing Agreement is hereby amended to read in its entirety as follows:

     "(iv) "Termination Payment" shall mean an amount equal to three times the sum of (1) Executive's annual base salary pursuant to paragraph 3.1 in effect immediately prior to Executive's termination of employment hereunder and (2) a deemed annual bonus which shall be equal to the Bonus Percentage of the amount described in clause (1) of this paragraph 4.7(iv). The "Bonus Percentage" shall be a percentage equal to the annual percentage of base salary (i.e., 0% to 125%) paid or payable to a participant under the Company's Executive Bonus Program (and its predecessor or any successor plan or program) with respect to the most recent fiscal year ended prior to Executive's termination of employment; provided that, with respect to fiscal year 1996 only, no amount attributable to the 25% cash bonus paid January 2, 1996 and approved by the Human Resources Committee of the Board of Directors of the Company at its meeting on November 2, 1995 shall be included in the Bonus Percentage."

4. A new Paragraph 4.8 is hereby added to the Existing Agreement to read in its entirety as follows:

     "4.8 Covenant Not to Compete. As part of the consideration for the compensation and benefits to be paid to Executive hereunder, in keeping with Executive's duties as a fiduciary, and to protect the trade secrets and confidential information of Company that will be disclosed to Executive, the business goodwill of Company that will be developed in Executive, or the business opportunities that will be disclosed or entrusted to Executive by Company, Company and Executive agree to the non-competition provisions of this paragraph 4.8. Executive agrees that during the period of Executive's non-competition obligations hereunder, Executive will not, directly or indirectly for Executive or others, in any State, territory or protectorate of the United States in which Company is qualified to do business or in any foreign country in which Company has an office, station or branch as of the date of termination of Executive's employment with the Company, engage in an executive capacity in any business competitive with the business conducted by Company at the date of such termination.

           These non-competition obligations shall extend through June 6, 1999. These non-competition obligations shall terminate and be inapplicable, however, if Executive's employment with the Company is terminated (A) by Company pursuant to paragraph 2.2(v), (B) by Executive pursuant to paragraphs 2.3(i), (ii), (iii), (iv), (v), or (vi), or (C) for any reason whatsoever following the occurrence of a Change in Control (as such term is defined in the Incentive Plan, as amended by the Board of Directors on April 19, 1996 and in effect on such date)."

5. The Existing Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 30th day of September, 1996.

                                   CONTINENTAL AIRLINES, INC.



                                   By: _________________________
                                   Name:
                                   Title:


                                   EXECUTIVE


                                   _____________________________
                                       Gregory D. Brenneman